UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2012

EAGLE MATERIALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3811 TURTLE CREEK BLVD., SUITE 1100 DALLAS, TEXAS	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (Amendment No. 1) is being filed solely to file as exhibits the Asset Purchase Agreement, the Credit Agreement Amendment, the 2005 Amendment and the 2007 Amendment (each as defined below). The descriptions of the transactions presented under Items 1.01, 2.03 and 7.01 are identical to those in the original Form 8-K dated September 26, 2012. No other changes are being made to the Form 8-K, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 26, 2012, Eagle Materials Inc. (the “Company”), Audubon Materials LLC, a wholly owned subsidiary of the Company (“Eagle Sub”), Lafarge North America Inc. (“Lafarge North America”), Lafarge Building Materials Inc., Quicksilver 2005, LLC and Lafarge Midwest, Inc. (together with Lafarge North America, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Eagle Sub will acquire certain assets used by the Sellers in connection with the business (the “Lafarge Target Business”) of producing, marketing and selling Portland cement and concrete in Kansas, Missouri and Oklahoma. The assets to be acquired by the Company in this transaction (the “Acquisition”) include the following:

•	two cement plants located in Sugar Creek, Missouri and Tulsa, Oklahoma;

•	the related cement distribution terminals located in Sugar Creek and Springfield, Missouri; Omaha, Nebraska; Iola and Wichita, Kansas; and Oklahoma City, Oklahoma;

•	two aggregates quarries near Sugar Creek, Missouri;

•	eight ready-mix plants located in or near Kansas City, Missouri;

•	certain fly ash operations conducted in the Kansas City, Missouri area; and

•	certain related assets such as equipment, accounts receivable and inventory.

In most cases, the Company will acquire ownership of these assets from the Sellers. However, the cement plant located in Sugar Creek, Missouri is leased by Lafarge North America pursuant to a long-term lease containing a purchase option exercisable by payment of a nominal fee. This lease, including the purchase option, will be transferred to the Company at the closing of the Acquisition.

The purchase price (the “Purchase Price”) to be paid by the Company in the Acquisition is approximately $446 million in cash (including working capital, subject to customary post-closing adjustments). In addition, Eagle Sub will assume certain liabilities, including accounts payable, contractual obligations, reclamation obligations and other liabilities related to the Lafarge Target Business. The Company expects to fund the payment of the Purchase Price and expenses incurred in connection with the Acquisition through a combination of borrowings under the Company’s bank credit facility and the proceeds from an underwritten offering of its common stock pursuant to its effective registration statement on Form S-3 on file with the Securities and Exchange Commission.

The Asset Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. The completion of the Acquisition is subject to certain conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of specified third-party consents, (iii) the respective representations and warranties of the parties being true and correct, subject to certain materiality exceptions, and (iv) the performance by the parties of their respective obligations under the Asset Purchase Agreement in all material respects. The obligations of the Company under the Asset Purchase Agreement are not subject to the availability of financing for payment of the Purchase Price. Subject to certain limitations, the Asset Purchase Agreement may be terminated if the Acquisition is not completed by December 21, 2012. The Acquisition is expected to close in November or December 2012.

The Asset Purchase Agreement provides stockholders with information regarding its terms. The Asset Purchase Agreement is not intended to provide any other financial information about the Lafarge Target Business or the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of the dates specified therein; were made solely for the benefit of the parties to the agreement; may be subject to qualifications and limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those that may be viewed as material to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Amendment to Credit Agreement

The Company is a party to a Second Amended and Restated Credit Agreement, dated as of December 16, 2010 (the “Credit Agreement”), with certain banks and financial institutions, including JPMorgan Chase Bank, N.A., as Administrative Agent. On September 26, 2012, the Company entered into the First Amendment (the “Credit Agreement Amendment”) to the Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto. The Credit Agreement Amendment, among other things, (i) increases the maximum amount of available borrowings under the Credit Agreement, as amended by the Credit Agreement Amendment (as so amended, the “Amended Credit Agreement”) from $300,000,000 to $400,000,000, (ii) after giving effect to the amount of the foregoing increase, provides (on an uncommitted basis) for up to $100,000,000 of possible future increases to the maximum amount of the revolving credit facility (through the addition of a new “accordion” feature) and (iii) makes certain changes to the calculations used to determine compliance with the financial covenants contained in the Credit Agreement with regard to transaction costs, expenses and other amounts in connection with the Acquisition.

As of August 31, 2012, and after giving effect to the Credit Agreement Amendment, the Company had approximately $35 million of outstanding borrowings and $7 million of outstanding letters of credit under the Amended Credit Agreement, leaving the Company with a maximum borrowing capacity of $358 million under the Amended Credit Agreement.

Amendment to 2005 Note Purchase Agreement

The Company is a party to a Note Purchase Agreement, dated November 15, 2005 (the “2005 Note Purchase Agreement”), with the note purchasers described therein relating to certain senior unsecured notes, designated as Series 2005A Senior Notes (the “2005 Notes”), issued by the Company in a private placement transaction. On September 26, 2012, the Company entered into an amendment (the “2005 Amendment”) to the Note Purchase Agreement with the holders of the 2005 Notes. The 2005 Amendment, among other things, provides for certain changes to the calculations used to determine compliance with the financial covenants contained in such agreement with regard to transaction costs, expenses and other amounts in connection with the Acquisition. The 2005 Notes were originally issued in three tranches. As of the date hereof, the amounts outstanding for each of the three tranches are as follows: Tranche A—$4.7 million; Tranche B—$57.0 million; and Tranche C—$57.2 million.

Amendment to 2007 Note Purchase Agreement

The Company is a party to a Note Purchase Agreement, dated October 2, 2007 (the “2007 Note Purchase Agreement”), with the note purchasers described therein relating to the senior unsecured notes, designated as Series 2007A Senior Notes (the “2007 Notes”), issued by the Company in a private placement transaction. On September 26, 2012, the Company entered into an amendment (the “2007 Amendment”) to the Note Purchase Agreement with the holders of the 2007 Notes. The 2007 Amendment, among other things, provides for certain changes to the calculations used to determine compliance with the financial covenants contained in such agreement with regard to transaction costs, expenses and other amounts in connection with the Acquisition. The 2007 Notes were originally issued in four tranches. As of the date hereof, the amounts outstanding for each of the four tranches are as follows: Tranche A—$9.5 million; Tranche B—$8.0 million; Tranche C—$24.0 million; and Tranche D—$36.5 million.

The foregoing descriptions of the Asset Purchase Agreement, the Credit Agreement Amendment, the 2005 Amendment and the 2007 Amendment, and the transactions contemplated by each such agreement, are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this amended Current Report on Form 8-K/A (this “Current Report”) and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above. The description relating to the Amended Credit Agreement in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2012, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number		Description

2.1*	—	Asset Purchase Agreement, dated as of September 26, 2012, by and among Eagle Materials Inc., Audubon Materials LLC, Lafarge North America Inc., Lafarge Building Materials Inc., Quicksilver 2005, LLC and Lafarge Midwest, Inc.

10.1	—	First Amendment to Second Amended and Restated Second Credit Agreement, dated as of September 26, 2012, by and among Eagle Materials Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

10.2	—	First Amendment to Note Purchase Agreement relating to the Series 2005A Senior Notes, dated as of September 26, 2012, by and among Eagle Materials Inc. and the Purchasers named therein.

10.3	—	First Amendment to Note Purchase Agreement relating to the Series 2007A Senior Notes, dated as of September 26, 2012, by and among Eagle Materials Inc. and the Purchasers named therein.

99.1	—	Press Release dated September 26, 2012 issued by Eagle Materials Inc. (announcing the execution of the Asset Purchase Agreement).

*	Pursuant to Item 601(b)(2) of Regulation S-K, Eagle Materials Inc. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General
Counsel and Secretary

Date: September 27, 2012

INDEX TO EXHIBITS

Exhibit Number		Description

2.1*	—	Asset Purchase Agreement, dated as of September 26, 2012, by and among Eagle Materials Inc., Audubon Materials LLC, Lafarge North America Inc., Lafarge Building Materials Inc., Quicksilver 2005, LLC and Lafarge Midwest, Inc.

10.1	—	First Amendment to Second Amended and Restated Second Credit Agreement, dated as of September 26, 2012, by and among Eagle Materials Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

10.2	—	First Amendment to Note Purchase Agreement relating to the Series 2005A Senior Notes, dated as of September 26, 2012, by and among Eagle Materials Inc. and the Purchasers named therein.

10.3	—	First Amendment to Note Purchase Agreement relating to the Series 2007A Senior Notes, dated as of September 26, 2012, by and among Eagle Materials Inc. and the Purchasers named therein.

99.1	—	Press Release dated September 26, 2012 issued by Eagle Materials Inc. (announcing the execution of the Asset Purchase Agreement).

*	Pursuant to Item 601(b)(2) of Regulation S-K, Eagle Materials Inc. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.